EXHIBIT 10.28

Exhibit A
Initial Statement of Work #1

This Statement of Work ("SOW") is issued in accordance with the Vendor Services Agreement between NEA's Member Benefits Corporation ("NEA's MBC") and McorpCX, Inc. ("Vendor") dated July 16, 2015 ("Agreement").

I.            Project Name/Description:  Brand Strategy and Positioning Project ("Project") – The Project is outlined in Vendor's proposal dated July 1, 2015 and entitled "McorpCX Introduction and Brand Strategy and Positioning Proposal for NEA Member Benefits ("Proposal"), which is attached hereto and made a part hereof by reference.

II.            Project Start Date:  July 20, 2015

III.            Approvals:  The authorized approval source for NEA's MBC is Randy Martin.

IV.            Services:

A.	Description of Services. Vendor will leverage the existing NEA's MBC brand and define a new and/or refreshed brand strategy that:
▪	Ties directly to, and supports, business strategies.
▪	Articulates meaningful – and achievable – objectives for NEA's MBC's brand, based on defined, desired outcomes.
▪	Delivers a clearly defined brand strategy – including the core elements of competitive positioning – in support of these objectives.
▪	Engages NEA's MBC's staff to co-create a culture that supports its business, brand and member experience goals.
▪	Provides brand platform, promise and vision statement which will help guide and inform all methods of communication.
▪	Provides insight into and recommendations for naming architecture and strategy.
▪	Provides a clear path towards brand implementation in support of a differentiated, relevant member experience strategy and design.

B.
NEA's MBC's Responsibilities.  In addition to timely responses to enquiries and requested decision making, Vendor will require adequate access to and time with the NEA's MBC team members, as well as key personnel to be determined in Phase 1, including availability for participation in remote and onsite interviews and presentations.

C.	Deliverables/Delivery Schedule. Vendor shall complete and deliver all services to NEA's MBC on or before October 15, 2015. The milestone delivery schedule for the Services shall be as follows:

McorpCX
2015 Vendor Services Agreement
DOCS #444721

1 of 4

Milestone #	Deliverables to be Completed	Due on or Before
1	Kick-Off and Immersion: Define objectives and issues; align on approach and goals ▪Kick-Off ▪Data Gathering ▪Stakeholder Interviews (6-8) ▪Schedule and Work Plan ▪Research Plan	7/24/15
2
Internal Qualitative Insights: Understand internal and external views of the brand
▪Existing research review
▪Brand Mapping Workshop
▪Competitor research
▪New Member Union Online
 Focus Group (1)
▪Analysis and Summary
8/7/15
3
External Quantitative Insights: Understand brand sentiment, perceptions and conduct driver analysis
▪Web-based member research (~2,500 completes across 10 segments)
▪Data Analysis, including drivers and correlation (e.g. Kano) to quantify segment level relevance
▪Six month access to Touchpoint Mapping On-Demand
8/28/15
4
Brand Strategy Definition: Articulate value propositions and strategy definitions
▪Findings and Recommendations for Positioning and Brand Platform Elements
▪Brand Governance Framework
▪Executive presentations
▪Final Brand Strategy
 and Platform
9/25/15
5	Brand Strategy Validation: Validate go-to-market brand program with key segments ▪Member Online Focus Groups (3) ▪Employee Online Focus Group (1) ▪Final platform modifications ▪Executive presentations	10/15/15

McorpCX
2015 Vendor Services Agreement
DOCS #444721

2 of 4

D.
Deliverables Acceptance.  Each deliverable will be deemed accepted by NEA's MBC unless, within the acceptance period specified in the SOW, NEA's MBC rejects the deliverable in a written notice to Vendor that specifies in reasonable detail the reason for the rejection.  If NEA's MBC rejects the deliverable, Vendor will use commercially reasonable efforts to:  (1) promptly correct the deliverable, or (2) if it is impracticable to promptly correct the deliverable, provide NEA's MBC with a written plan to correct the deliverable, including a schedule.  If Vendor disagrees with NEA's MBC's rejection of the deliverable, Vendor's project manager will immediately notify NEA's MBC's project manager and schedule a meeting to discuss and resolve the issue.  If the project managers are unable to resolve the issue, then it will be referred to the parties' executives for resolution

.
V.            NEA's MBC Materials

Subject to the confidentiality provisions of the Agreement, NEA's MBC is responsible for providing to Vendor, at no charge and in a timely manner, all internal resources, records, facilities, equipment, data, information, tools, software, documentation, materials, content or other information or resources, as well as access to and timely and accurate responses from personnel, agents, and vendors ("NEA's MBC Materials") reasonably required by Vendor to provide the Services under this SOW.  NEA's MBC will ensure that it has all rights and consents necessary for Vendor to use such Client Materials.  NEA's MBC understands and acknowledges that Vendor's performance of the Services depends on NEA's MBC and its agents and vendors (if any) providing the NEA's MBC Materials in a timely manner, and that any failure or delay will prevent or delay Vendor's performance of the Services. NEA's MBC is responsible for and assumes the risk of any problems resulting from the NEA's MBC Materials.

VI.            Fees, Expenses and Payment Terms

A.	Fees. Total fees for Services are One Hundred Fifty Five Thousand Dollars ($155,000.00). The fees will be invoiced to NEA's MBC by Vendor and are due and payable according the following schedule:

Amount (U.S. dollars)	Payment Due by:
$85,000.00	Upon execution of this SOW
$31,000.00	Upon the completion of Milestones # 1, and #2 (8/7/15)
$14,000.00	Upon the completion of Milestone #3 (8/28/15)
$25,000.00	Upon the completion of Milestones #4 and #5 (10/15/15)

NOTE:  Survey sample and incentive costs are not included in the fees and are the responsibility of NEA's MBC.

McorpCX
2015 Vendor Services Agreement
DOCS #444721

3 of 4

B.
Expenses.  Out-of-pocket expenses (e.g. transcription fees, survey platform fees, reasonable and customary travel expenses, courier expenses, etc.) are in addition to professional fees, are invoiced at cost and as incurred, and will not exceed 10% of total budget ($15,500) without prior written approval from NEA's MBC.  Vendor will provide NEA's MBC original receipts for expenses in excess of $10.00.  Any individual out-of-pocket expense exceeding $5,000 that are agreed to in advance by NEA's MBC are subject to a fifty percent (50%) deposit, payable to Vendor prior to incurring the expense.

C.	Payment Terms. NEA's MBC agrees to pay all fees and expenses in United States dollars according to the payment schedule above and the payment terms set forth in the Agreement.

VII.            SOW Term and Termination

The term of this SOW shall begin on the Effective Date and shall continue in effect until the completion of the Project. This SOW may be terminated by either party in accordance with Section 2.2 of the Agreement,

This SOW, when signed by NEA's MBC and Vendor, will incorporate by reference all of the terms and conditions of the Agreement and will form a part of the Agreement.  Further, the terms of this SOW will supplement and modify the terms of the Agreement to the extent expressly set forth herein.

IN WITNESS WHEREOF, the parties have caused this SOW to be executed on the date and year last written below.

NEA's Member Benefits Corporation	McorpCX, Inc.
By: EDWARD G. PHOEBUS	By: MICHAEL HINSHAW
Edward G. Phoebus, III	Name (printed): Michael Hinshaw
President & CEO	Title: President
Date: 07/27/2015	Date: July 16, 2015

McorpCX
2015 Vendor Services Agreement
DOCS #444721

4 of 4